================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                           LAYNE CHRISTENSEN COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                            LAYNE CHRISTENSEN COMPANY







                                                                  April 23, 1999

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Layne Christensen Company, to be held at the Hyatt Regency Crown Center hotel, located at 2345 McGee Street, Kansas City, Missouri, on Thursday, May 27, 1999, commencing at 10:00 a.m., local time. The business to be conducted at the meeting is described in the attached Notice of Annual Meeting and Proxy Statement. In addition, there will be an opportunity to meet with members of senior management and review the business and operations of the Company.

         Your Board of Directors joins with me in urging you to attend the meeting. Whether or not you plan to attend the meeting, however, please sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person.


                                           Sincerely yours,


                                           /s/ A.B. Schmitt


                                           A. B. Schmitt
                                           President and Chief Executive Officer

                            LAYNE CHRISTENSEN COMPANY
                          1900 SHAWNEE MISSION PARKWAY
                           MISSION WOODS, KANSAS 66205



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 27, 1999


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Layne Christensen Company, a Delaware corporation ("Layne Christensen"), will be held at the Hyatt Regency Crown Center hotel, located at 2345 McGee Street, Kansas City, Missouri, on Thursday, May 27, 1999, commencing at 10:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:

         1. To elect two Class I directors to hold office for terms expiring at the 2002 Annual Meeting of the Stockholders of Layne Christensen and until their successors are duly elected and qualified or until their earlier death, retirement, resignation or removal;

         2. To consider and act upon ratification and approval of the selection of the accounting firm of Deloitte & Touche LLP as the independent auditors of Layne Christensen for the fiscal year ending January 31, 2000; and

         3. To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

         The Board of Directors of Layne Christensen has fixed the close of business on April 1, 1999, as the record date for determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or adjournments thereof.

         All stockholders are cordially invited to attend the meeting. Whether or not you intend to be present at the meeting, the Board of Directors of Layne Christensen solicits you to sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person. Your vote is important and all stockholders are urged to be present in person or by proxy.

                                        By Order of the Board of Directors




                                        Kent B. Magill
                                        Vice President--General Counsel
                                             and Secretary

April 23, 1999
Mission Woods, Kansas

                            LAYNE CHRISTENSEN COMPANY
                          1900 SHAWNEE MISSION PARKWAY
                           MISSION WOODS, KANSAS 66205

                            -------------------------

                                 PROXY STATEMENT

                            -------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 27, 1999

                            -------------------------

                                  INTRODUCTION

         This Proxy Statement is being furnished to the stockholders of Layne Christensen Company, a Delaware corporation ("Layne Christensen" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, May 27, 1999, and at any adjournment or adjournments thereof (the "Annual Meeting"). The Annual Meeting will commence at 10:00 a.m., local time, and will be held at the Hyatt Regency Crown Center hotel, located at 2345 McGee Street, Kansas City, Missouri 64108.

         This Proxy Statement and the enclosed form of proxy were first mailed to the Company's stockholders on or about April 23, 1999.

PROXIES

         You are requested to complete, date and sign the enclosed form of proxy and return it promptly to the Company in the enclosed postage prepaid envelope. Shares represented by properly executed proxies will, unless such proxies previously have been revoked, be voted in accordance with the stockholders' instructions indicated in the proxies. If no instructions are indicated, such shares will be voted in favor of the election of the nominees for directors named in this Proxy Statement, in favor of ratifying the selection of the accounting firm of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year, and, as to any other matter that properly may be brought before the Annual Meeting, in accordance with the discretion and judgment of the appointed proxies. A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by filing written notice of revocation with the Secretary of the Company, by executing and delivering to the Secretary of the Company a proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

VOTING AT THE MEETING

         For purposes of voting on the proposals described herein, the presence in person or by proxy of stockholders holding a majority of the total outstanding shares of the Company's common stock, $0.01 par value, shall constitute a quorum at the Annual Meeting. Only holders of record of shares of the Company's common stock as of the close of business on April 1, 1999 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof. As of the Record Date, 11,641,192 shares of the Company's common stock were outstanding and entitled to be voted at the Annual Meeting. Each share of common stock is entitled to one vote on each matter properly to come before the Annual Meeting.

         Directors are elected by a plurality (a number greater than those cast for any other candidates) of the votes cast, in person or by proxy, of stockholders entitled to vote at the Annual Meeting for that purpose. The affirmative vote of the holders of a majority of the shares of the Company's common stock, represented in person or by proxy and entitled to vote at the Annual Meeting, is required for (i) the ratification of the selection of Deloitte & Touche

LLP as the Company's independent auditors and (ii) the approval of such other matters as properly may come before the Annual Meeting or any adjournment thereof.

         In accordance with Delaware law, a stockholder entitled to vote in the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Votes withheld in connection with the election of one or more nominees for director will not be counted as votes cast for such nominees. Abstentions from the proposal to approve the ratification of the selection of the Company's independent auditors are treated as votes against the proposal. Broker non-votes on a proposal are treated as shares of Layne Christensen common stock as to which voting power has been withheld by the respective beneficial holders and, therefore, as shares not entitled to vote on the proposal as to which there is the broker non-vote. Accordingly, broker non-votes are not counted for purposes of determining whether a proposal has been approved.

SOLICITATION OF PROXIES

         This solicitation of proxies for the Annual Meeting is being made by the Company's Board of Directors. The Company will bear all costs of such solicitation, including the cost of preparing and mailing this Proxy Statement and the enclosed form of proxy. After the initial mailing of this Proxy Statement, proxies may be solicited by mail, telephone, telegram, facsimile transmission or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held of record by them, and their reasonable out-of-pocket expenses, together with those of the Company's transfer agent, will be paid by Layne Christensen.

         A list of stockholders entitled to vote at the Annual Meeting will be available for examination at least ten days prior to the date of the Annual Meeting during normal business hours at 1201 Walnut Street, Suite 2800, Kansas City, Missouri. The list also will be available at the Annual Meeting.


                                     ITEM 1

                              ELECTION OF DIRECTORS

         The Company's Board of Directors currently consists of six directors. The Certificate of Incorporation of Layne Christensen divides the Board of Directors into three classes of directors, with the directors serving staggered terms of three years and until their respective successors are duly elected and qualified or until their respective earlier death, retirement, resignation or removal. The present terms of Donald K. Miller and Andrew B. Schmitt, Class I directors, expire at this Annual Meeting. Directors in Class II (Robert J. Dineen and Sheldon R. Erikson) and Class III (Todd A. Fisher and Edward A. Gilhuly) have been elected to terms expiring at the time of the annual meetings of stockholders in 2000 and 2001, respectively.

         One of the purposes of this Annual Meeting is to elect two directors in Class I to serve for three-year terms expiring at the Annual Meeting of Stockholders in 2002 and until their successors are duly elected and qualified or until their earlier death, retirement, resignation or removal. The Board of Directors has designated Donald K. Miller and Andrew B. Schmitt as the nominees proposed for election at the Annual Meeting. Unless authority to vote for the nominees is withheld, it is intended that the shares represented by properly executed proxies in the form enclosed will be voted for the election as directors of the nominees. In the event that one or both of the nominees should become unavailable for election, it is intended that the shares represented by the proxies will be voted for the election of such substitute nominee as may be designated by the Board of Directors, unless the authority to vote for the nominee who has ceased to be a candidate has been withheld. The nominees have indicated their willingness to serve as directors if elected, and the Board of Directors has no reason to believe that the nominees will be unavailable for election.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF DONALD K. MILLER AND ANDREW B. SCHMITT AS CLASS I DIRECTORS OF THE COMPANY.

NOMINEES AND DIRECTORS CONTINUING IN OFFICE

         The following table sets forth certain information with respect to the persons nominated by the Board of Directors for election as Class I directors at the Annual Meeting and each director whose term of office will continue after the Annual Meeting.

                                                                            PRESENT POSITION            DIRECTOR
                  NAME                                      AGE             WITH THE COMPANY              SINCE
                  ----                                      ---         --------------------------      --------
NOMINEES
         CLASS I:  TERM TO EXPIRE IN 2002
                  Donald K. Miller ...................       67        Director                            1996
                  Andrew B. Schmitt...................       50        President, Chief Executive          1993
                                                                          Officer and Director

DIRECTORS CONTINUING IN OFFICE
         CLASS II:  TERM TO EXPIRE IN 2000
                  Robert J. Dineen ...................       69        Chairman of the Board               1983
                                                                          and Director
                  Sheldon R. Erikson .................       57        Director                            1997

         CLASS III:  TERM TO EXPIRE IN 2001
                  Todd A. Fisher .....................       33        Director                            1997
                  Edward A. Gilhuly ..................       39        Director                            1992

         The business experience during the last five fiscal years of the persons nominated by the Board of Directors for election as Class I directors at the Annual Meeting and each director whose term of office will continue after the Annual Meeting is as follows:

         ROBERT J. DINEEN has served as Chairman of the Board of the Company since August 1992. From May 1986 until his retirement in August 1993, Mr. Dineen was President and Chief Executive Officer of The Marley Company, a manufacturer and supplier of engineered equipment and services for heating, fluid handling, control and treatment and heat exchange. Mr. Dineen is a director of Kansas City Power & Light Company and Owens-Illinois, Inc.

         SHELDON R. ERIKSON has been Chairman of the Board of Cooper Cameron Corporation, a manufacturer of oil and gas pressure control equipment, gas turbines, centrifugal gas and air compressors, integral and separable reciprocating engines, compressors and turbochargers, since May 1996 and President and Chief Executive Officer since January 1995. He was Chairman of the Board from 1988 to April 1995 and President and Chief Executive Officer from 1987 to April 1995 of The Western Company of North America, an international petroleum service company engaged in pressure pumping, well stimulating and cementing and offshore drilling. Mr. Erikson is a director of Triton Energy Corporation.

         TODD A. FISHER has been an executive of Kohlberg Kravis Roberts & Co., L.P. ("KKR") since June 1993. From July 1992 to June 1993, Mr. Fisher was an associate at Goldman, Sachs & Co. Mr. Fisher is also a member of the board of directors of Accuride Corporation, Bristol West Insurance Group and Trinity Acquisition plc (the parent company of Willis Corroon Group Limited).

         EDWARD A. GILHULY is a managing director of Kohlberg Kravis Roberts & Co. Ltd. and has been a member of KKR & Co. L.L.C., the general partner of KKR, since 1996 and a general partner of KKR Associates, L.P. ("KKR Associates") since 1995. During 1995, Mr. Gilhuly was a general partner of KKR. Prior to 1995, he was an executive of KKR and a limited partner of KKR Associates for more than five years. Mr. Gilhuly is a director of Owens-Illinois, Inc. and MedCath, Inc.

         DONALD K. MILLER. Mr. Miller has been President of Presbar Corporation, a private firm engaged in merchant banking, since 1987 and was formerly Chairman of Greylock Financial, Inc., a corporation engaged in similar activities, from 1987 to 1998. In addition, Mr. Miller has been since 1987 a special limited partner of Greylock Investments Limited Partnership ("Greylock"), a limited partnership engaged in making investments and a special limited partner in subsequent Greylock investment partnerships. From November 1990 to April 1993 Mr. Miller was Chairman and Chief Executive Officer, and from April 1993 to November 1994 Mr. Miller was Vice Chairman of Thomson Advisory Group L.P., an asset management company. Mr. Miller served as Chairman of the Board of Directors of Christensen Boyles Corporation ("CBC") from 1986 to December 1995. Mr. Miller was involved in the formation of CBC and in the acquisition of Boyles Bros. Drilling Company and Christensen Mining Products. He currently is on the Board of Directors of Huffy Corporation and RPM, Inc. and has spent the majority of his career in investment banking or as an investor focusing on a variety of industries.

         ANDREW B. SCHMITT has served as President and Chief Executive Officer of the Company since October 1993. For approximately two years prior to joining the Company, Mr. Schmitt managed two privately owned hydrostatic pump and motor manufacturing companies and an oil and gas service company. He served as President of the Tri-State Oil Tools Division of Baker Hughes Incorporated from February 1988 to October 1991. Mr. Schmitt is a director of Unitog Company.

         There is no arrangement or understanding between any director and any other person pursuant to which such director was selected as a director of the Company.

COMPENSATION OF DIRECTORS

         Each director of the Company who is not also an employee of the Company receives an annual fee of $17,500, payable in quarterly installments except that the director may elect to defer receipt of the compensation in accordance with the terms of the Company's Deferred Compensation Plan for Directors. Directors of the Company who are also employees of the Company receive no compensation for service to Layne Christensen as directors.

MEETINGS OF THE BOARD AND COMMITTEES

         During the fiscal year ended January 31, 1999, the Board of Directors of Layne Christensen held five meetings. All directors attended at least 80% of the meetings of the Board of Directors and the committees of the Board of Directors on which they served which were held during such fiscal year. It should be noted that the Company's directors discharge their responsibilities throughout the year, not only at such Board of Directors and committee meetings, but through personal meetings and other communications with members of management and others regarding matters of interest and concern to the Company.

         Pursuant to the Company's Bylaws, the Board of Directors has established Audit and Compensation Committees of the Board of Directors. There currently is no Nominating Committee or committee performing similar functions of the Board of Directors.

         The Audit Committee assists the Board of Directors in fulfilling its responsibilities with respect to the Company's accounting and financial reporting practices and in addressing the scope and expense of audit and related services provided by the Company's independent auditors. The Audit Committee is responsible for recommending the appointment of the Company's independent auditors and reviewing the terms of their engagement, reviewing the Company's policies and procedures with respect to internal auditing, accounting and financial controls and reviewing the scope and results of audits and any auditor recommendations. The current members of the Audit Committee are Robert J. Dineen, Donald K. Miller and Todd A. Fisher. The Audit Committee met once during the fiscal year ended January 31, 1999.

         The Compensation Committee reviews management compensation, evaluates the performance of management, considers management succession and makes recommendations to the Board of Directors regarding the compensation and benefits of the Company's executive officers and the members of the Board of Directors. The Compensation Committee also administers certain of the Company's incentive plans, including the Company's Executive Incentive Compensation Plan. The current members of the Compensation Committee are Robert J.

Dineen, Edward A. Gilhuly and Sheldon R. Erikson. The Compensation Committee met twice during the fiscal year ended January 31, 1999, in addition to personal meetings and other communications conducted throughout the year with members of management and each other regarding compensation issues within the committee's area of responsibility.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

         The following table sets forth for the fiscal years ended January 31, 1999, January 31, 1998, and January 31, 1997, respectively, the compensation of the Company's chief executive officer and of each of the Company's four other most highly compensated executive officers whose remuneration for the fiscal year ended January 31, 1999, exceeded $100,000 (collectively, the "Named Executive Officers") for services to the Company and its subsidiaries in all capacities:

                                                    SUMMARY COMPENSATION TABLE

                                                                                                LONG TERM COMPENSATION
                                                                                ----------------------------------------------------
                                     ANNUAL COMPENSATION                               AWARDS            PAYOUTS
                             -----------------------------------------------    ---------------------  -----------
                                                                OTHER           RESTRICTED
                                                               ANNUAL           STOCK       OPTIONS/    LTIP            ALL OTHER
   NAME AND PRINCIPAL       FISCAL     SALARY    BONUS(1)  COMPENSATION(2)(3)   AWARDS        SARS      PAYOUTS      COMPENSATION(4)
       POSITION              YEAR        ($)       ($)           ($)              ($)           #        ($)               ($)
--------------------------   ----     --------  --------   -----------------   ----------   ---------  -------      --------------

Andrew B. Schmitt            1999     314,423          0            0              0         50,000         0              7,514
President, Chief Executive   1998     294,071    123,000            0              0              0         0             12,402
Officer and Director         1997     275,000    144,779            0              0         50,000         0             14,858

H. Edward Coleman            1999     181,538          0        1,453              0         15,000         0             14,319
Senior Vice President1998             167,820     55,000        1,398              0              0         0             14,786
                             1997     158,333     59,228        1,706              0         23,000         0             16,910

Norman E. Mehlhorn           1999     181,538          0            0              0         15,000         0              7,200
Senior Vice President        1998     167,820     55,000            0              0              0         0             11,937
                             1997     161,833     61,597        1,138              0         23,000         0             15,517

Eric R. Despain              1999     156,308          0            0              0         25,000         0              6,220
Senior Vice President        1998     133,494     45,000            0              0              0         0              8,902
                             1997     125,000     49,357            0              0              0         0              8,514

Jerry W. Fanska              1999     150,000          0        1,273              0         25,000         0              8,737
Vice President--Finance      1998     133,494     47,000        1,208              0              0         0             10,587
and Treasurer                1997     116,250     43,434        1,493              0         23,000         0             12,263


----------------

(1) Reflects bonuses earned for the fiscal years ended January 31, 1999, 1998 and 1997 respectively.

(2) Excludes perquisites and other benefits, unless the aggregate amount of such compensation exceeds the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer.

(3) Reflects additional compensation paid to the Named Executive Officer for taxes incurred on the imputed income resulting from interest-free loans from the Company.

(4) All Other Compensation for the fiscal year ended January 31, 1999, includes Layne Christensen contributions in the amounts of $5,036, $4,320, $4,320, $4,038 and $4,286, which accrued during such fiscal year for the accounts of Messrs. Schmitt, Coleman, Mehlhorn, Despain and Fanska, respectively, under the Company's Capital Accumulation Plan; the cost of term life insurance paid by the Company for the benefit of Messrs. Schmitt, Coleman, Mehlhorn, Despain and Fanska, in the amounts of $2,478, $6,832, $2,880, $2,182 and $2,232, respectively; and imputed income from interest-free loans from the Company for the benefit of Messrs. Coleman and Fanska pursuant to the Company's 1992 Stock Option Plan in the amounts of $3,167 and $2,219 respectively.

         All Other Compensation for the fiscal year ended January 31, 1998, includes Layne Christensen contributions in the amounts of $10,836, $9,280, $9,327, $8,206 and $7,761, which accrued during such fiscal year for the accounts of Messrs. Schmitt, Coleman, Mehlhorn, Despain and Fanska, respectively, under the Company's Capital Accumulation Plan; the cost of term life insurance paid by the Company for the benefit of Messrs. Schmitt, Coleman, Mehlhorn, Despain and Fanska, in the amounts of $1,566, $2,488, $2,610, $696 and $696, respectively; and
         imputed income from interest-free loans from the Company for the benefit of Messrs. Coleman and Fanska, pursuant to the Company's 1992 Stock Option Plan in the amounts of $3,018 and $2,130, respectively.

         All Other Compensation for the fiscal year ended January 31, 1997, includes Layne Christensen contributions in the amounts of $13,292, $10,930, $11,092, $7,934 and $9,034, which accrued during such fiscal year for the accounts of Messrs. Schmitt, Coleman, Mehlhorn, Despain and Fanska, respectively, under the Company's Capital Accumulation Plan; the cost of term life insurance paid by the Company for the benefit of Messrs. Schmitt, Coleman, Mehlhorn, Despain and Fanska, in the amounts of $1,566, $2,262, $2,442, $580 and $626, respectively; and
         imputed income from interest-free loans from the Company for the benefit of Messrs. Coleman, Mehlhorn and Fanska, pursuant to the Company's 1992 Stock Option Plan in the amounts of $3,718, $1,983 and $2,603, respectively.

OPTION GRANTS DURING FISCAL 1999

         The following table sets forth information with respect to each Named Executive Officer concerning grants during the fiscal year ended January 31, 1999, of stock options under the Layne, Inc. 1992 Stock Option Plan and stock appreciation rights ("SARS").

                                     OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                                                                        POTENTIAL REALIZABLE VALUE AT
                                                                                     ASSUMED ANNUAL RATES OF STOCK PRICE
                                           INDIVIDUAL GRANTS                         PRICE APPRECIATION FOR OPTION TERM(2)
                     -------------------------------------------------------------   -------------------------------------
                                   % of Total
                      Options/    Options/SARs
                        SARs       Granted to     Exercise or
                      Granted     Employees in    Base Price                           0%          5%            10%
        Name          # (3)        Fiscal Year   ($/Per Share)  Expiration Date (4)    $           $              $
-------------------  ---------    ------------   ------------   ------------------   -----       -------     ----------
Andrew B. Schmitt     50,000         14.97          14.00        February 1, 2010       0        440,226     1,115,620
H. Edward Coleman     15,000          4.49          14.00        February 1, 2010       0        132,068       334,686
Norman E. Mehlhorn    15,000          4.49          14.00        February 1, 2010       0        132,068       334,686
Eric R. Despain       25,000          7.48          14.00        February 1, 2010       0        220,113       557,810
Jerry W. Fanska       25,000          7.48          14.00        February 1, 2010       0        220,113       557,810

-------------------------------


(1) No stock appreciation rights were granted by the Company during the fiscal year ended January 31, 1999.

(2) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's common stock over the term of the options.

(3) The options granted to Messrs. Schmitt, Coleman, Mehlhorn, Despain and Fanska during the fiscal year ended January 31, 1999, are exercisable beginning on the day immediately following the first anniversary of the grant date, with 20% of such options becoming exercisable at that time and with an additional 20% of such options becoming exercisable on the day immediately following each successive anniversary date. Full vesting occurs on the day immediately following the fifth anniversary of the grant date. In the event of a "change in control" (as defined in the optionees' stock option agreements), the options become fully vested.

(4) The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.

OPTION/SAR EXERCISES AND HOLDINGS

         The following table sets forth information with respect to each Named Executive Officer concerning the exercise of options and stock appreciation rights ("SARs") during the fiscal year ended January 31, 1999, and unexercised options and SARs held as of January 31, 1999.

  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND JANUARY 31, 1999 OPTION/SAR VALUES (1)

                                                           NUMBER OF
                                                           SECURITIES
                                                           UNDERLYING                            VALUE OF
                       SHARES                              UNEXERCISED                         UNEXERCISED
                      ACQUIRED                           SHARES OPTIONS/                       IN-THE-MONEY
                          ON       VALUE                     SARS AT                        OPTIONS/SARS AT
                      EXERCISE    REALIZED              JANUARY 31, 1999                     JANUARY 31, 1999 (2)
       NAME               #          ($)                       #                                   ($)
------------------    --------    --------       ----------------------------         -----------------------------
                                                 EXERCISABLE    UNEXERCISABLE         EXERCISABLE     UNEXERCISABLE
                                                 -----------    -------------         -----------     -------------
Andrew B. Schmitt        0           0           230,000          70,000              125,000               0
H. Edward Coleman        0           0            72,117          24,200                    0               0
Norman E. Mehlhorn       0           0            72,117          24,200                    0               0
Eric R. Despain          0           0                 0          25,000                    0               0
Jerry W. Fanska          0           0            45,000          42,000               15,600           3,900

-------------------------------

(1)      No stock appreciation rights have ever been granted by the Company.

(2) As of January 31, 1999, the last reported sale price of the Company's Common Stock, which was reported on the NASDAQ National Market System on January 31, 1999, was $6.875 per share. Value is calculated by determining the difference between the option exercise price and $6.875, multiplied by the number of shares of Common Stock underlying the options.

INCENTIVE COMPENSATION PLAN

         The Company adopted an Executive Incentive Compensation Plan (the "IC Plan") in fiscal 1993. Each of the Company's executive officers, including the Named Executive Officers, is eligible to participate in the IC Plan. Under the IC Plan, each participant will be eligible for an annual cash bonus in a target amount (the "Target Bonus") equal to a percentage (approximately 50% in the case of Mr. Schmitt and approximately 37.5% in the case of Messrs. Coleman, Mehlhorn, Despain and Fanska) of such participant's base compensation. The Target Bonus will be adjusted (up or down) based upon the performance of the Company as compared to certain financial goals included in the business plan adopted and approved by the Board of Directors. In no event, however, can a participant's annual cash bonus under the IC Plan exceed 100% of such participant's base compensation for the relevant year. No bonus will be payable should performance be equal to or below 80% of the relevant goals established by the business plan. In addition, the formula bonus derived as described in the preceding sentences can be further adjusted (up or down) at the discretion of the Board of Directors by one-third of the Target Bonus. All or part of an employee's incentive compensation under the IC Plan may, at the discretion of the Board of Directors, be paid in the form of shares of the Company's common stock which may consist of authorized but unissued shares of common stock or shares of common stock reacquired by the Company on the open market. No bonuses were paid to the Executive Officers, including the Named Executive Officers, under the IC Plan for services rendered to the Company in the fiscal year ended January 31, 1999. See "Executive Compensation and Other Information--Executive Compensation."

CAPITAL ACCUMULATION PLANS

         The Company has adopted two capital accumulation plans (the "Capital Accumulation Plans"). Each of the Company's executive officers, including the Named Executive Officers, and substantially all other salaried employees of the Company are eligible to participate in one of the Capital Accumulation Plans. The Capital Accumulation Plans are defined contribution plans qualified under
Section 401, including Section 401(k), of the Internal Revenue Code of 1986, as amended (the "Code"). The Capital Accumulation Plans provide for two methods of Company contributions, a Company matching contribution tied to and contingent upon participant deferrals and a Company profit sharing contribution which is not contingent upon participant deferrals. The amount, if any, of Company paid contributions, both matching and profit sharing, for each fiscal year under the Capital Accumulation Plans are determined by the Board of Directors in its discretion. Each eligible employee meeting certain service requirements participates in Company profit sharing contributions to the Capital Accumulation Plans in the proportion his or her compensation bears to the aggregate compensation of the group participating in the Capital Accumulation Plans. In addition, each eligible employee meeting certain service requirements and electing to defer a portion of his or her compensation under the Capital Accumulation Plans participates in the Company's matching contribution program pursuant to a formula as designated by the Board of Directors. At the option of the Board of Directors of the Company, all or any portion of such Company contributions may be made in the Company's common stock. In addition, each participant can voluntarily contribute, on a pre-tax basis, a portion of his or her compensation (which in no event can exceed $10,000 for the calendar year 1999 under the Capital Accumulation Plans. A participant's account will be placed in a trust and invested at the participant's direction in any one or more of a number of available investment options. Each participant may receive the funds in his or her Capital Accumulation Plan account upon termination of employment. For services rendered in fiscal 1999, total Company contributions under the Capital Accumulation Plans of $5,036, $4,320, $4,320, $4,038 and $4,286 accrued for the accounts of Messrs. Schmitt, Coleman, Mehlhorn, Despain and Fanska, respectively.

RETIREMENT, DISABILITY AND DEATH PLANS

         The Company has agreed to pay Mr. Schmitt an annual retirement benefit beginning at age 65 equal to 40% of the average of his total compensation (as defined in the agreement) received during the highest five consecutive years out of his last ten years of employment, less 60% of his annual primary Social Security benefit (the "Annual Benefit"). The Annual Benefit is to be reduced, however, by the annual annuity equivalent of the value of all funds, including earnings, in the Company funded portion of Mr. Schmitt's Capital Accumulation Plan account as of the date of his retirement (the "Annuity Equivalent"). As of January 31, 1999, the Company funded balance in Mr. Schmitt's account under the Capital Accumulation Plan was $46,307. To the extent the Annual Benefit is not satisfied by the Annuity Equivalent, payments will be made out of the general funds of the Company. The agreement includes certain provisions, exercisable at Mr. Schmitt's election, for early retirement and joint and survivor benefits if he is married at the time payment commences. Upon termination of Mr. Schmitt's service for any reason other than disability or death, and subject to special provisions in the event of a "change in control" as discussed below, his Annual Benefit will vest in the percentage determined under the following schedule:

                       YEARS OF SERVICE                   VESTING PERCENTAGE
                       ----------------                   ------------------

                             6                                    20%
                             7                                    40%
                             8                                    60%
                             9                                    80%
                            10                                   100%

Mr. Schmitt currently has five years of service credited towards his annual retirement benefit.

         Mr. Schmitt is entitled to a disability benefit determined in the same manner as the Annual Benefit as of the date of termination of his service resulting from total and permanent disability (the "Disability Benefit"). The Disability Benefit will also be reduced by the Annuity Equivalent. Disability is to be determined by an administrative committee of the Board of Directors to be appointed at the time of any claim of disability.

         Mr. Schmitt's surviving spouse, if any, will be entitled to receive a death benefit (the "Death Benefit") upon Mr. Schmitt's death which will be equal to the Annual Benefit his surviving spouse would have received if (i) he had retired at the date of his death and had received an Annual Benefit in the form of a monthly joint and survivor benefit and (ii) he subsequently died. The Death Benefit will be reduced by the Annuity Equivalent.

         In the event of Mr. Schmitt's death or involuntary termination within two years following a "change in control" (as defined in the agreement), Mr. Schmitt's benefits under his retirement plan become fully vested effective upon such death or involuntary termination. A "change in control" is deemed to occur if (i) during any 24-month period, individuals who at the beginning of such period constituted the Company's Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of a majority of the directors who either were directors at the beginning of such period or whose election or nomination was previously so approved cease for any reason to constitute a majority of the Board of Directors of the Company, or (ii) the beneficial ownership of the Company's common stock changes resulting in KKR having less beneficial ownership than any person or group of persons if that person or group of persons holds 20% or more of the outstanding common stock of the Company.

CERTAIN CHANGE-IN-CONTROL AGREEMENTS

         The benefits which Mr. Schmitt will receive under his annual retirement benefit program may be adjusted and, in addition, he will be entitled to a lump-sum payment equal to 24 month's salary in the event of a "change in control." In addition, all of the executive officers who have been granted stock options have a "change in control" provision in their respective Incentive Stock Option Agreements ("ISO Agreements") issued in accordance with the terms of the Company's 1992 Stock Option Plan. See "Executive Compensation and Other Information--Report of Board of Directors and Compensation Committee on Executive Compensation." Under the terms of the ISO Agreements, the options vest at the rate of 20% per year beginning on the first day following the first anniversary of the option grant date. In the event of a change in control, however, the options become 100% vested.

         Under the terms of the ISO Agreements of the executive officers executed in fiscal 1999, a "change in control" is deemed to occur if: (i) there is a change in the composition of the Board of Directors of the Company; (ii) any person, except for certain interested parties, acquires 35% or more of the voting power of the Company's outstanding securities; or (iii) there is a substantial change in the Company's business structure through merger, sale of assets or other event. Under the terms of the ISO Agreements of the executive officers executed in fiscal 1997, a "change in control" is deemed to occur if, during any 24-month period, individuals who at the beginning of such period constituted the Company's Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of a majority of the directors who either were directors at the beginning of such period or whose election or nomination was previously so approved cease for any reason to constitute a majority of the Board of Directors of the Company. A "change in control" will not be deemed to have occurred, however, if such a change in the composition of the Board of Directors occurs in connection with any public offering by the Company, KKR or their affiliates. The ISO Agreements for the executive officers other than Mr. Schmitt with respect to stock options granted prior to fiscal 1997 define "change in control" to include both: (i) a change in the composition of the Board of Directors of the Company, or (ii) a change in the beneficial ownership of the Company's common stock resulting in KKR having less beneficial ownership than any person or group of persons if that person or group of persons holds 20% or more of the outstanding common stock of the Company.

REPORT OF BOARD OF DIRECTORS AND COMPENSATION COMMITTEE ON EXECUTIVE
COMPENSATION

         The Company's executive compensation program currently is administered by the Compensation Committee of the Board of Directors which is comprised of Messrs. Dineen, Gilhuly and Erikson. It is the Compensation Committee's duty to review the compensation levels of management, evaluate performance of management and consider management succession and related matters. The Company's incentive plans, including the Company's 1992

Stock Option Plan ("Option Plan") and the Company's Executive Incentive Compensation Plan ("Incentive Plan"), are administered by the Board of Directors.

         Compensation Policy. The Company's overall compensation policy is designed to attract, retain and motivate qualified individuals who are expected to contribute to the Company's long-term growth and success. The Company has adopted an annual incentive compensation program which is designed to reinforce its strategic long and short term goals and to provide executive officers with the opportunity to receive greater compensation in those years in which the Company achieves its financial goals than in those years in which it does not. In addition, the Company's Option Plan is designed to promote a mutuality of interest between executive officers and stockholders through stock purchases and options allowing the executive officers and stockholders to share in the risks and rewards associated with stock ownership.

         Compensation Components. The Company's executive compensation program is reviewed periodically to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company and the individual executive officer. At the direction of the Compensation Committee, a consultant specializing in executive compensation was recently commissioned to conduct a study of the Company's executive compensation components and levels. The principal components of the Company's executive compensation package are salary, annual incentive compensation and stock options.

         Base Salary. Base pay levels largely are determined through an assessment of the executive officer's performance during the relevant period based upon objective and subjective criteria and, to a lesser extent, through an informal comparison with similarly sized public companies engaged primarily in related industries. The Company does not know of any direct competitors which are public companies. Accordingly, the Compensation Committee has had to look at companies outside of its industry to identify companies for which a comparison of pay levels would be deemed by the committee to be relevant. These companies are not necessarily the same companies which comprise the index of companies with similar market capitalizations utilized for purposes of Company shareholder returns in the performance graph included elsewhere in the Proxy Statement. Actual salaries are based upon subjective assessments of individual factors such as the responsibilities of the position and the skill, knowledge and experience of each individual executive officer. Each executive officer's individual performance is considered from the previous year and takes into account an assessment of the executive officer's growth and effectiveness in the performance of his duties.

         Incentive Compensation. Under the Company's Incentive Plan, bonuses are paid based on the officer's performance and the performance of the entire Company. The Incentive Plan is administered by the Board of Directors. The target bonus is 50% of base salary in the case of Mr. Schmitt and, in the case of the remaining executive officers, 37.5% of base salary, subject to adjustment up or down by one-third in the case of extraordinary circumstances. The Company's performance for purposes of incentive compensation decisions is measured against goals established at the beginning of the fiscal year by the Board of Directors for the Incentive Plan. The maximum bonus payable is 100% of salary, and no bonus is payable if the Company does not attain at least 80% of established goals. In fiscal 1999, the only target established under the Incentive Plan was related to the Company's earnings per share for the year.

         Stock Option Plan. Under the Company's Option Plan, each Named Executive Officer and certain other key employees are eligible to receive options to purchase shares of the Company's common stock. The Option Plan is administered by the Board of Directors. Under the Option Plan, the Board is authorized from time to time to grant to executive officers and other employees of the Company options to purchase up to an aggregate of 1,250,000 shares (as amended) of the common stock at a price fixed by the Board. Such options may be either incentive stock options or non-qualified stock options. The price for incentive stock options cannot be less than the fair market value of the Company's common stock on the date of grant while the price for non-qualified options may be set at any price. Individual grant sizes are determined after considering the Company's performance and the competitiveness of the Named Executive Officer's long-term compensation package. The Board also takes into account the number of shares of the Company's common stock and stock options held by or previously granted to each Named Executive Officer. The grant of stock options is intended to strengthen the linkage between executive compensation and stockholder return.

         No option granted under the Option Plan is exercisable more than ten years after the date of grant. All options granted under the Option Plan are evidenced by and subject to option agreements entered into by the Company and the individual receiving the options.

         Discussion of 1999 Compensation for the Chief Executive Officer. Mr. Schmitt's compensation is established using the same methodology and criteria as the other Named Executive Officers. Mr. Schmitt's base compensation was increased to $325,000 in July 1998 from his previous base compensation of $300,000 per year. As previously discussed, none of the Company's domestic competitors are listed on the U.S. stock exchanges nor are any of these competitors comparable to the Company in terms of size and scope of services offered. Accordingly, the Compensation Committee, in making a determination concerning Mr. Schmitt's compensation, undertook a subjective analysis of his performance since his last increase in March 1997 considering such factors as the scope of his responsibilities, his personal performance and the overall performance of the Company in light of worldwide market conditions. Based upon this analysis, the Compensation Committee concluded that Mr. Schmitt had performed in a manner which was deserving of recognition and reward in the form of an increase in compensation. Mr. Schmitt's compensation is well within the competitive market range set forth in the executive compensation study recently undertaken at the Compensation Committee's direction.

         Mr. Schmitt is a participant under the Incentive Plan. The Company did not meet the performance criteria established under the incentive plan for fiscal 1999, and, accordingly, Mr. Schmitt did not receive an incentive compensation award for fiscal 1999.

                                                               COMPENSATION COMMITTEE
                        BOARD OF DIRECTORS                    OF THE BOARD OF DIRECTORS

         Robert J. Dineen         Donald K. Miller                Robert J. Dineen
         Edward A. Gilhuly        Sheldon R. Erikson              Edward A. Gilhuly
         Todd A. Fisher           Andrew B. Schmitt               Sheldon R. Erikson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended January 31, 1999, the members of the Compensation Committee were Messrs. Dineen, Gilhuly and Erikson. As discussed above under "Report of Board of Directors and Compensation Committee on Executive Compensation," all decisions relating to the compensation of executive officers for fiscal 1999 were made by the Board or the Compensation Committee. Among the members of the Compensation Committee, Mr. Dineen is the only employee or current or former officer of the Company or any of its subsidiaries. KKR has agreed to render management consulting and financial services to the Company for an annual fee. The annual fee for the fiscal year ended January 31, 1999 was $125,000. The Company and KKR have agreed to suspend the fee for fiscal 2000 until such time as the Company's earnings prospects have improved. Such services include, but are not necessarily limited to, advice and assistance concerning any and all aspects of the operations, planning and financing of the Company, as required from time to time by the Company. KKR Associates, the general partners of which are the general partners of KKR, owns approximately 17.8% of the Company's common stock.

COMPANY PERFORMANCE

         The following performance graph shows a comparison of cumulative total returns for the Company, the NASDAQ Market Value index and an index of companies selected by the Company having market capitalizations similar to that of the Company (the "SMC Group") for the period from January 31, 1994, through January 29, 1999.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
               (Layne Christensen, NASDAQ Market Value, SMC Group)

[GRAPH]




The cumulative total return on investment for the Company, the NASDAQ Market Value index and an index of the SMC Group are based on the stock price or index at January 31, 1994. The performance graph assumes that the value of an investment in the Company's common stock and each index was $100 at January 31, 1994, and that all dividends were reinvested. The information presented in the performance graph is historical in nature and is not necessarily indicative of future performance.

         The comparison of cumulative total returns presented in the above graph was plotted using the following index values and common stock price value:

                                   1/31/94       1/31/95       1/31/96        1/31/97        1/31/98       1/31/99
                                   -------       -------       -------        -------        -------       -------

Layne Christensen Company        $  100.00      $  98.15      $ 166.67       $  222.22      $ 207.41      $ 101.85
NASDAQ Market Value              $  100.00      $  94.34      $ 132.40       $  172.38      $ 202.30      $ 313.05
SMC Group                        $  100.00      $  98.00      $ 141.00       $  147.00      $  87.00      $  95.00

         The performance graph compares the performance of the Company with that of the NASDAQ Market Value index and an index of the SMC Group. The Company is not aware of any published industry or line-of-business index in which its common stock is included and was not able to reasonably identify a peer group of issuers on an industry, line-of-business or other basis. The Company believes that it is the largest water well drilling, well repair and maintenance and environmental drilling company in the United States. The Company's competitors primarily are local and regional firms and the Company is not aware of any other publicly held company principally engaged in the Company's line-of-business. Accordingly, in order to provide a more meaningful comparison of cumulative total returns for the Company in the above performance graph, the Company used an index of the SMC Group; companies having market capitalizations similar to that of the Company. Companies in the index of the SMC Group are Granite Construction, Inc., Insituform Technol, Inc., Fluor Daniel/GTI, Inc. and Dames & Moore, Inc.


                   OWNERSHIP OF LAYNE CHRISTENSEN COMMON STOCK

         The following table sets forth certain information as of March 31, 1999, except as otherwise provided, regarding the beneficial ownership of Layne Christensen common stock by each person known to the Board of

Directors to own beneficially 5% or more of the Company's common stock, by each director of the Company, by each Named Executive Officer and by all directors and executive officers of the Company as a group. All information with respect to beneficial ownership has been furnished by the respective directors, officers or 5% or more stockholders, as the case may be.

                                                                         AMOUNT AND
                                                                           NATURE OF             PERCENTAGE OF
                                                                           BENEFICIAL                 SHARES
NAME                                                                     OWNERSHIP(1)             OUTSTANDING(1)
----                                                                     ------------             --------------

KKR Associates, L.P. (2) .........................................       2,067,000                    17.8%
Marley G.P., Inc. (2) ............................................          53,436                     *
Shapiro Capital Management Co., Inc. (3)..........................       2,192,225                    18.8%
T. Rowe Price Associates, Inc. (4) ...............................       1,258,600                    10.8%
State of Wisconsin Investment Board (5) ..........................         925,000                     7.9%
Robert J. Dineen .................................................         152,683(6)                  1.3%
Andrew B. Schmitt ................................................         315,000(6)                  2.7%
Donald K. Miller .................................................         112,860(7)                  *
Edward A. Gilhuly (2) ............................................            --                      --
Todd A. Fisher (2) ...............................................            --                      --
Sheldon R. Erikson ...............................................            --                      --
H. Edward Coleman ................................................         129,163(6)                 *
Norman E. Mehlhorn ...............................................          98,158(6)                 *
Eric R. Despain ..................................................         152,683(6)                 *
Jerry W. Fanska ..................................................          65,600(6)                 *
All directors and officers as a group (12 persons) ...............       1,055,160(8)                  9.1%

____________________
*  Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes shares of common stock issuable pursuant to the exercise of immediately exercisable stock options. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 11,641,192 shares of common stock outstanding.

(2) Mr. Gilhuly, Henry R. Kravis, George R. Roberts, Paul E. Raether, Robert I. MacDonnell, Michael W. Michelson, James H. Greene, Jr., Michael T. Tokarz, Perry Golkin, Clifton S. Robbins and Scott Stuart are the general partners of KKR Associates and Messrs. Kravis and Roberts are also the members of the Executive Committee of KKR Associates, and in such capacity may be deemed to share beneficial ownership of the shares of Common Stock that KKR Associates may beneficially own or be deemed to beneficially own. Mr. Fisher is a limited partner of KKR Associates. Messrs. Gilhuly and Fisher are directors of the Company. Messrs. Roberts and Gilhuly are the directors and are officers of Marley G.P., Inc. Marley G.P., Inc. is a corporation the stockholders of which are (i) certain past and present general and limited partners of KKR Associates, (ii) certain past and present employees of KKR and (iii) partnerships and trusts for the benefit of the families of such partners and employees. Marley G.P., Inc. and KKR Associates may be deemed to be a group in relation to their respective investment in the Company, but do not affirm the existence of a group. The foregoing individuals disclaim beneficial ownership of the shares owned by KKR Associates and Marley G.P., Inc. The business address of KKR Associates and Marley G.P., Inc. is 9 West 57th Street, New York, New York 10019.

(3) Shapiro Capital Management Co., Inc. ("Shapiro") is an investment adviser under the Investment Advisers Act of 1940. One or more of Shapiro's advisory clients is the legal owner of the securities reported herein. Pursuant to the investment advisory agreements with its clients, Shapiro has the authority to direct the investments of its advisory clients, and subsequently to authorize the disposition of the Company's shares. Samuel R. Shapiro is the president, a director and majority shareholder of Shapiro, in which capacity he exercises dispositive power over the securities reported herein by Shapiro. Mr. Shapiro, therefore, may be deemed to have indirect beneficial ownership over such securities. Unless otherwise indicated herein, Mr. Shapiro has no interest in dividends or proceeds from the sale of such securities, owns no such securities for his own account and disclaims beneficial ownership of all the securities reported herein by Shapiro. The business address of Shapiro is 3060 Peachtree Road, N.W., Atlanta, Georgia 30305.

(4) According to its Schedule 13G filing with the Securities and Exchange Commission dated February 12, 1999, these securities are owned by various individual and institutional investors including T. Rowe Price Small Cap Value Fund, Inc. (which owns 600,000 shares, representing 5.1% of the shares outstanding), which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The business address of Price Associates is 100 East Pratt Street, Baltimore, Maryland 21202.

(5) The ownership reported is based upon the Schedule 13G of the State of Wisconsin Investment Board as filed with the Securities and Exchange Commission dated January 16, 1999. The business address for the State of Wisconsin Investment Board is Post Office Box 7842, Madison, Wisconsin 53707.

(6) Includes options for the purchase of 72,164 shares, 240,000 shares, 75,117 shares, 75,117 shares, 5,000 shares and 57,800 shares of the Company's common stock exercisable within 60 days granted to Messrs. Dineen, Schmitt, Coleman, Mehlhorn, Despain and Fanska, respectively.

(7) Includes 2,626 shares owned by Mr. Miller's two sons. Mr. Miller has sole voting and investment power with respect to 110,234 shares. Mr. Miller has shared voting and investment power with respect to 2,626 shares.

(8) Includes options for the purchase of 602,148 shares of the Company's common stock exercisable within 60 days granted to all directors and officers of the Company as a group.


                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT

         The Company, through a wholly owned subsidiary, leases a facility in Phoenix, Arizona for its parts and material supply business from Air Park Holdings, an Arizona general partnership. The general partners of Air Park Holdings are Mr. Mehlhorn and two of his brothers. The lease term is for three years through October 31, 2000. Total payments to the lessor under the lease in fiscal 1999 were $67,011.


                                     ITEM 2

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected the independent certified public accounting firm of Deloitte & Touche LLP as the Company's independent auditors to audit the books, records and accounts of the Company for the year ending January 31, 2000. Stockholders will have an opportunity to vote at the Annual Meeting on whether to ratify the Board's decision in this regard.

         Deloitte & Touche LLP has served as the Company's independent auditors since fiscal 1990. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

         Submission of the selection of the independent auditors to the stockholders for ratification will not limit the authority of the Board of Directors to appoint another independent certified public accounting firm to serve as independent auditors if the present auditors resign or their engagement otherwise is terminated. If the stockholders do not ratify the selection of Deloitte & Touche LLP at the Annual Meeting, the Company intends to call a special meeting of stockholders to be held as soon as practicable after the Annual Meeting to ratify the selection of another independent certified public accounting firm as independent auditors for the Company.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE SELECTION OF DELOITTE & TOUCHE LLP.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and certain persons who own more than 10% of the Company's outstanding common stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership in Layne Christensen common stock and other equity securities. SEC regulations require directors, executive officers and certain greater than 10% stockholders to furnish Layne Christensen with copies of all Section 16(a) reports they file.

         Except as provided hereafter, to the Company's knowledge, based solely on review of the copies of such reports furnished to Layne Christensen and written representations that no other reports were required, during the fiscal year ended January 31, 1999, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% stockholders were met. An acquisition of phantom stock units by Messrs. Dineen, Miller, Gilhuly and Fisher reportable for the month of January 1998 in a year-end report on Form 5 was reported by filing an amended Form 5 with the SEC, and an Initial Statement of Beneficial Ownership of the Company's securities by Gregory F. Aluce reportable on Form 3 upon his election as Senior Vice President by the Board of Directors in April 1998 was reported in a year-end report on Form 5 filed by Mr. Aluce with the SEC.


                          OTHER BUSINESS OF THE MEETING

         The Board of Directors is not aware of, and does not intend to present, any matter for action at the Annual Meeting other than those referred to in this Proxy Statement. If, however, any other matter properly comes before the Annual Meeting or any adjournment, it is intended that the holders of the proxies solicited by the Board of Directors will vote on such matters in their discretion in accordance with their best judgment.


                                  ANNUAL REPORT

         A copy of the Company's Annual Report to Stockholders, containing financial statements for the fiscal year ended January 31, 1999, is being mailed with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. Such Annual Report is not to be regarded as proxy solicitation material.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 1999 (THE "FORM 10-K"), EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER OF RECORD AS OF APRIL 1, 1999, AS SOON AS IT IS AVAILABLE, UPON WRITTEN REQUEST ADDRESSED TO THE ATTENTION OF THE SECRETARY OF LAYNE CHRISTENSEN AT 1900 SHAWNEE MISSION PARKWAY, MISSION WOODS, KANSAS 66205. Layne Christensen will provide a copy of any exhibit to the Form 10-K to any such person upon written request and the payment of the Company's reasonable expenses in furnishing such exhibits.

                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         It is presently anticipated that the 2000 Annual Meeting of Stockholders will be held on May 18, 2000. Stockholder proposals intended for inclusion in the proxy statement for the 2000 Annual Meeting of Stockholders must be received at the Company's offices, located at 1900 Shawnee Mission Parkway, Mission Woods, Kansas 66205, within a reasonable time before the solicitation with respect to the meeting is made, but in no event later than December 20, 1999. Such proposals must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission. Stockholder proposals should be addressed to the attention of the Secretary of Layne Christensen.

                   By Order of the Board of Directors.



                                   Kent B. Magill
                                   Vice President--General Counsel and Secretary

April 23, 1999
Mission Woods, Kansas

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                        PROXY

          1999 ANNUAL MEETING OF STOCKHOLDERS OF LAYNE CHRISTENSEN COMPANY

         The undersigned hereby appoints Robert J. Dineen, Andrew B. Schmitt and Kent B. Magill, and each of them, each with the power to act alone and with full power of substitution and revocation, as attorneys and proxies of the undersigned to attend the 1999 Annual Meeting of Stockholders of Layne Christensen Company ("Layne Christensen") to be held at the Hyatt Regency Crown Center hotel, located at 2345 McGee Street, Kansas City, Missouri, on Thursday, May 27, 1999, commencing at 10:00 a.m., local time, and at all adjournments thereof, and to vote all shares of capital stock of Layne Christensen which the undersigned is entitled to vote with respect to the following matters, all as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 23, 1999:

      THE BOARD OF DIRECTORS OF LAYNE CHRISTENSEN RECOMMENDS A VOTE "FOR" EACH
                                        ITEM.

     Item 1: Election of two Class I directors to hold office for terms expiring at the 2002 annual meeting of stockholders.

       [ ] FOR the nominees listed below  [ ] WITHHOLD AUTHORITY to vote for the nominees listed
                                              below
                             NOMINEES: Donald K. Miller
                                       Andrew B. Schmitt

     Item 2: Proposal to ratify the selection of the accounting firm of Deloitte & Touche LLP as Layne Christensen's independent auditors for the fiscal year ending January 31, 2000.

                 [ ] FOR            [ ] AGAINST           [ ] ABSTAIN

                    (Continued, and to be signed, on other side)

                             (CONTINUED FROM OTHER SIDE)

         In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

     Dated:  _________________ , 1999

                                                     ---------------------------
                                                              Signature

                                                     ---------------------------
                                                          Signature (if held
                                                               jointly)

                                                        Please sign exactly as
                                                        name appears hereon.
                                                        When shares are held by
                                                        joint tenants, both
                                                        should sign. When
                                                        signing as an attorney,
                                                        executor, administrator,
                                                        trustee or guardian,
                                                        please give full title
                                                        as such. If a
                                                        corporation, please sign
                                                        in full corporate name
                                                        by President or other
                                                        authorized officer. If a
                                                        partnership, please sign
                                                        in partnership name by
                                                        authorized person.

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                    USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.